EnerCom Denver Presentation A u g u s t 1 4 , 2 0 2 3 1 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation contains forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward‐looking statements and may often, but not always, be identified by the use of words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward‐looking statements include statements about the expected benefits of Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders from the pending acquisition (the “Novo Acquisition”) of Novo Oil & Gas Holdings, LLC (“Novo”) by Earthstone, the expected future reserves, production, financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward‐looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: to the extent to which recent sales of Earthstone’s shares of Class A common stock improve the future trading liquidity of such shares: the ability to complete the Novo Acquisition on anticipated terms and timetable; Earthstone’s ability to successfully integrate its operations successfully after the Novo Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Novo Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Novo; declines in oil, natural gas liquids or natural gas prices; developments in the Russia-Ukraine conflict; and future geopolitical events, the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to national banking systems; our level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget or to support a shareholder return program; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; competition for assets, equipment, materials and qualified people; supply chain disruptions; constraints or downtime on midstream assets servicing Earthstone’s oil and gas production; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; regulatory matters, including environmental regulations; oilfield service cost inflation; social, market and regulatory efforts to address climate change; cybersecurity risks, and the direct and indirect impact on most or all of the foregoing on the COVID‐19 pandemic or future variants. Earthstone’s annual report on Form 10‐K for the year ended December 31, 2022, quarterly reports on Form 10‐Q, recent current reports on Form 8‐K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. The forward‐looking statements included in this presentation speak only as of the date of this presentation and Earthstone undertakes no obligation to revise or update publicly any forward‐looking statements except as required by law. This presentation contains estimates of Earthstone’s 2023 production, capital expenditures and expense guidance, and Novo’s 2023 production. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production and well completions. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2023 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated production and completion delays and increases in costs associated with drilling, production and transportation. Use of Non-GAAP Information This presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”) such as PV‐10, free cash flow, Leverage, Net Debt, and Adjusted EBITDAX. Such non‐GAAP measures are not alternatives to GAAP measures, and you should not consider these non‐GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. For additional disclosure regarding such non‐GAAP measures, including reconciliations to their most directly comparable GAAP measure, please refer to the Appendix or to Earthstone’s press release for the quarter ended June 30, 2023. Cautionary Note on Reserves and Resource Estimates The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves or locations not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. You are urged to consider closely the oil and gas disclosures in our 2022 Form 10‐K and our other reports and filings with the SEC. Estimated ultimate recovery (“EUR”) is a measure that by its nature is more speculative than estimates of proved reserves prepared in accordance with SEC definitions and guidelines and is accordingly less certain. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third‐party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third‐party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third‐party sources described above. 2

Earthstone's Differentiating Factors

Strategic Consolidator
Eight acquisitions since early 2021 increased production by >7.5x and improved cost and operating efficiencies

Top Basins / Long Inventory Life
Delaware Basin and Midland Basin asset base with ~13 years of high quality inventory life

Returns Focused
Modest cash flow needed to maintain production levels, creates robust free cash flow generation[1]

Management Team
Conservative Management Team with a Proven History of Value Creation

Committed to Low Leverage
Moderate increase to ~1.1x leverage counterbalanced by targeted sub-1.0x leverage within 12 months[2]

Shareholder Returns
Earthstone provides opportunities to consider further shareholder returns

Commitment & Focus
"Do the right thing" commitment to stakeholders, employees and environment

Note: See Appendix for footnotes.

3

Texas New Mexico Corporate Snapshot 4Note: See Appendix for footnotes. Earthstone Acreage Permian Basin Area MIDLAND BASIN DELAWARE BASIN Select Operational Data (Pro Forma Novo) 460 MMBoe Estimated Proved Reserves1 $5.4 Billion Proved PV-10 at Strip1 130 - 135 MBoe/d (41% Oil) 4Q23E Production ~223,000 Permian Net Acres ~1,020 Gross Operated Drilling Locations2 Novo Acreage ~13 Years Inventory Life under 5-Rig Program 2Q23 7/31/23 PF Novo³ Stock Price (8/10/23) $15.85 $15.85 Market Cap $2.2 B $2.2 B Net Debt⁴ $1.0 B $1.8 B Enterprise Value⁵ $3.2 B $4.0 B Shares Outstanding⁶ 141 MM 141 MM Liquidity⁷ $1.4 B $1.0 B Select Financial Data

37,000- 35,000 74,000- 70,000 90,000- 86,000 102,000- 98,000 104,000- 96,000 104,000- 96,000 120,000- 115,000 135,000- 130,000 35,509 77,125 94,329 104,766 104,450 105,493 1Q22A 2Q22A 3Q22A 4Q22A 1Q23A 2Q23A 3Q23E 4Q23E Record Production Drives Strong Second Quarter Results 5See Appendix for non-GAAP reconciliations. 2Q23 Production (Boepd) 105,493 Boepd 2Q23 Adjusted EBITDAX ($MM) $238.8 MM 2Q23 Oil Production (Bopd) 44,110 Bopd 2Q23 Free Cash Flow ($MM) $41.9 MM Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements”. Consistently Delivering on Expectations Production (Boepd) Production Guidance Actual Production

Highly Accretive Novo Transaction Significantly Expands Delaware Basin Scale

Acquisition Highlights

Transaction

- $1.5 billion joint acquisition whereby Earthstone acquires Novo and concurrently sells a W.I. equal to 33 1/3% of Novo assets to Northern Oil and Gas for $0.5 billion

Transaction Details (Net to Earthstone)

- $1.0 billion all-cash transaction excludes customary purchase price adjustments
- Fully committed credit facility upsized to $1.75 billion at close
- Expected to close August 15, 2023, with effective date of 5/1/23
- Planned continuous 5-rig program (4 Rigs in Delaware / 1 Rig in Midland basins)

Acquired Asset Highlights (Net to Earthstone)

- ~11,300 net acres in Eddy County, NM and Culberson County, TX
- ~$360-380MM NTM Adj. EBITDAX and ~$290-310MM NTM unlevered FCF[1]

Pro Forma Snapshot

	Earthstone	PF w/Novo	Change
4Q23 Production (Mboe/d)	~96-104	~130-135	~33%
4Q23 Prod. % Oil / % Liquids	~45% / ~71%	~41% / ~69%	~(4)% / ~(2)%
FY23 Capex ($MM)	$725-$775	$725-$775	0%
FY24 Reinvestment Rate (%)[2]	~75%	~60%	~(15)%
Total Proved Reserves (MMBoe)[3]	~349	~460	~32%
Gross Locations[4]	~820	~1,020	~24%

Combined Delaware Basin Acreage Overview



New Mexico
Eddy
Lea
Culberson
Reeves
Loving
Texas
Earthstone Acreage
Novo Acreage

1. Based on Earthstone management estimates for the next twelve months from 5/1/23 and NYMEX strip prices as of 5/24/23; excludes the impact of general and administrative expenses.
2. Reinvestment rate defined as: Capex / (Adjusted EBITDAX – Interest Expense).
3. Earthstone management estimate of Earthstone's total proved reserve volumes as of 5/1/23 utilizing NYMEX strip prices as of 5/24/23. Cawley, Gillespie & Associates, Inc. ("CG&A") estimate of Novo's total proved reserves volumes as of 5/1/23 utilizing NYMEX strip prices as of 5/24/23. Novo reserves reflect net to ESTE.
4. Earthstone management estimate of locations across all reserve categories, defined as locations that are estimated to generate at least a 10% rate of return at NYMEX $70/bbl and $3.00/mmBtu.

6

$1.5B Highly Accretive Delaware Basin Acquisition1 Net purchase price of $1.0 billion represents 2.7x NTM Adj. EBITDAX, ~30% NTM unlevered FCF yield 2,3 Key Purchase Enhances Scale and Operational Synergies Materially expands existing Delaware Basin footprint and adds basin synergies Meaningful FCF Generation Adds to Corporate Strategy >60% increase to 2024E FCF. ~60% reinvestment rate provides for increased debt reduction, flexible capital allocation and potential shareholder returns3 Novo Acquisition Checks All Boxes for Significant Shareholder Value Creation 7 Significantly Adds to Inventory in Attractive Basin Strengthens deep inventory in the core of the Delaware Basin with ~200 high-return, de-risked gross locations that increase the allocation of capital to the Delaware Basin Maintains Financial Strength and Low Leverage Profile Moderate increase to ~1.1x leverage4 counterbalanced by targeted sub-1.0x leverage within 12 months Creates a Stronger and More Resilient Earthstone Transaction significantly strengthens operational and financial base and solidifies ESTE’s position as a leading Permian consolidator 1. Aggregate purchase price $1.5 billion, whereby Earthstone acquires Novo and concurrently sells a 33⅓ % interest in the properties to Northern Oil and Gas, Inc. (“NOG”), for $0.5 billion. 2. Based on Earthstone management estimates of proved developed cash flow for next twelve months from 5/1/23 and NYMEX strip prices as of 5/24/23; excludes the impact of incremental general and administrative expenses. 3. Free Cash Flow (“FCF”) defined as: Adjusted EBITDAX – Interest Expense – Current Income Tax – Capex. 4. Earthstone management forecasted Last Quarter Annualized (“LQA”) Adjusted EBITDAX at YE23 based on strip prices as of May 24, 2023. Expect to Close Novo Acquisition on August 15, 2023

$0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 0.0x 1.0x 2.0x 3.0x 4.0x FY16A FY17A FY18A FY19A FY20A FY21A FY22A ESTE FY23E PF Novo FY24E Adj. EBITDAX Debt / Adj. EBITDAX Novo Acquisition Drives Strong Financial Accretion and Maintains Financial Strength 8 1. Adjusted EBITDAX and FCF estimates based on Earthstone management estimates utilizing NYMEX strip pricing of 5/24/23. 2. Based on Earthstone 4Q23 management estimate of daily production. 3. Earthstone management estimate of locations across all reserve categories, defined as locations that are estimated to generate at least a 10% rate of return at NYMEX $70/bbl and $3.00/mmBtu. 4. Earthstone management forecasted Last Quarter Annualized (“LQA”) Adjusted EBITDAX at YE23 based on strip prices as of May 24, 2023. Significant Adj. EBITDAX Growth While Maintaining Financial Strength >20% Est. 2024E Adj. EBITDAX Uplift1 Significant Adj. EBITDAX contribution expected from Novo PDP1 >30% 4Q23 Production Increase2 Production enhancement provides for another step-change in scale >60% Est. 2024E FCF Uplift1 Incremental FCF accelerates deleveraging and potential for meaningful shareholders returns ~24% Location Count Increase3 Adding ~200 gross locations increases high-quality / high-return inventory in the Delaware Basin ~1x Leverage Profile ~1.1x PF 4Q23 leverage4, targeted <1.0x leverage within 12 months ~13 Yrs Inventory Life Inventory life increases by ~3 years under a continuous 5-rig program 2 Anticipates Pro Forma YE24 leverage to return to YE23 standalone levels of < 1.0x

Reserves and Inventory | Earthstone + Novo

Robust Reserves and Inventory Profile[1]

- The Novo assets bolster Earthstone's inventory, adding 111 net MMBoe of 1P reserves (62% liquids)[1]
- ~$4.6 billion PV-10 of Proved Developed Reserves, which exceeds Earthstone's pro forma enterprise value[2]
- ~1,020 gross operated drilling locations (~69% Delaware, ~31% Midland) provide significant runway for future development and maintains basin optionality[3]

Pro Forma 1P PV-10 Value as of 5/1/23[4]

	PV-10 Value ($MM)
Proved Developed	$4,628
Proved Undeveloped	$754
Total Proved	$5,383

Gross Locations by County[3]



Reagan / Irion
Upton
Midland / Ector
Culberson
Eddy
Lea
~1,020
Gross Operated Locations
65% New Mexico

Gross Locations by PUD/PROB/POSS[3]



Proved Undeveloped
~1,020
Gross Operated Locations
Probable/ Possible

Pro Forma 1P Reserves as of 5/1/23[4]



24%
460
MMBoe
76%
PD
PUD

1. CG&A estimate of Novo proved reserve volumes as of 5/1/23 utilizing NYMEX strip pricing as of 5/24/23, discounting cash flows at a rate of 10%.
2. Based on $1.0 billion net purchase price and ESTE share price of $12.73 as of 6/2/23.
3. Earthstone management estimate of locations across all reserve categories, defined as locations that are estimated to generate at least a 10% rate of return at NYMEX $70/bbl and $3.00/mmBtu.
4. Earthstone management estimate of Earthstone's total proved reserve volumes and values as of 5/1/23 utilizing NYMEX strip prices as of 5/24/23, plus CG&A estimates of Novo total proved reserve volumes and values as of 5/1/23 utilizing NYMEX strip pricing as of 5/24/23, discounting cash flows at a rate of 10%.

9

Continued Transformation to Scaled Permian Operator with Multi-Basin Optionality

Earthstone Continues to Build Transformational Scale

- Since YE 2020, ESTE has built significant scale across eight transactions
- PF 4Q23 ESTE at ~132.5 Mboe/d is similar size with Permian peers MTDR, SM, PR, and CPE
- Added scale further accelerates free cash flow generation and financial flexibility
- Acquired inventory enhances development optionality across Delaware and Midland



~15,300
NOVO
~132,500
Boe/d

	FY2020A	2021-2022 Acquisitions	Current Acquisition	PF ESTE
Acquisition Price ($MM)		$2,473	$1,000	$3,473
Consideration Mix (% Cash / % Stock)		70% / 30%	100% / 0%	79% / 21%
Acquired PD PV-10 ($MM)[1]		$2,732	$912	$3,644
Acquired Net Acreage (000's)		~228.3	~11.3	~239.6
Acquired Gross Locations[2]		~700	~200	~900

Premier Pro Forma Permian Footprint



ESTE Acreage Pre-2021
Acquired Acreage 2021-2023
Novo Acreage

Delaware Acquisitions		
Chisholm Energy	Titus Oil & Gas	Novo
$604MM December 2021	$627MM June 2022	$1,000MM June 2023

Midland Acquisitions			
Independence	Tracker	Foreland	Bighorn
$182MM December 2020	$127MM April 2021	$73MM October 2021	$860MM January 2022

1. Based on ESTE estimates; PV-10 as of 7/1/21 based on NYMEX strip pricing as of 9/30/21 for Foreland, as of 11/1/21 based on NYMEX strip pricing as of 12/8/21 for Chisholm, as of 1/1/22 based on NYMEX strip pricing as of 1/18/22 for Bighorn, as of 8/1/22 based on NYMEX strip prices as of 6/17/22 for Titus, and as of 5/1/23 based on NYMEX strip prices as of 5/24/23 for Novo.
2. Earthstone management estimate of locations across all reserve categories, defined as locations that are estimated to generate at least a 10% rate of return at NYMEX $70/bbl and $3.00/mmBtu.

10

Chisholm Novo Titus IRM Bighorn Tracker -- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 IRM Tracker Foreland Chisholm Bighorn Titus Novo $ in m ill io n s Continuation of Conservative Valuation Leads to High Impact Valuation 111. Cumulative estimated PV-10 value of the PD reserves based upon forward strip pricing at the time of each announced transaction. Cumulative PV-10 Value of Proved Developed Reserves Greater Than Combined Total Purchase Price1 Cumulative PD PV-10 value Cumulative Purchase Price Across all seven significant transactions, proved developed value of reserves has underpinned purchase price1 Undeveloped locations acquired “virtually free” as PV-10 Value of the Proved Developed Reserves of the acquired properties is higher than cumulative total purchase price from the seven transactions since 2021 ~900 Gross Operated Drilling Locations Acquired Since 2021 Delaware

0 50 100 150 200 250 0 2 4 6 8 10 12 C u m u la ti ve G ro ss 2 0 :1 B O E P ro d u ct io n P er W el l ( M B O E) Producing Months Novo Average Earthstone Permian Average Permian Basin Average Bone Spring Wolfcamp Other • Assets are positioned in the core of the Delaware Basin with superior multi-bench rock quality and basin-leading results • ~200 high-quality gross operated locations primarily in the Wolfcamp and Bone Spring with average breakevens <$40/barrel1 • 66% of the acquired undeveloped locations are within the top quartile of pro forma inventory • Strong liquids-weighted PDP base production supports future multi-target development Top-Tier Inventory Solidifies Superior Permian Position ~200 Gross Operated Locations <$40/bbl Avg. Inventory Breakeven New Inventory Immediately Competes for Capital2,3 1. Defined as locations that are estimated to generate at least a 10% rate of return at NYMEX $70/bbl and $3.00/mmBtu. 2. Novo and Earthstone Permian averages include wells initially operated by Earthstone, Novo, Titus and Chisholm, with all 2021+ 4,000 ft+ Total Lateral Length (“TLL”) wells normalized to 10,000 ft TLL; source: Enverus May 2023. 3. Permian Basin average includes all 2021+ 4,000 ft+ total lateral lengthen wells in Delaware and Midland basins; source: Enverus May 2023. High-Quality Novo Locations Significantly Upgrades Inventory Stack 12 Large Multi-Bench Inventory of Locations1 Earthstone Acreage Novo Operated Acreage Novo Non-Op Acreage

22-Well Novo Ovation Pad Demonstrates Strong Performance In 5 Distinct Targets at Full Development Spacing

Eddy County Type Section and Ovation End View


Gross Thickness ~ 4,500'
Brushy Canyon
Avalon
1st Bone Spring Carb
1st Bone Spring Sand
2nd Bone Spring Sand
Break Sand (Harkey)
3rd Bone Spring Carb
3rd Bone Spring Sand
Wolfcamp XY /A
Wolfcamp B
GRD [GAPI]
LLD [OHMM]
1-Mile DSU
Primary Target
Secondary Target


Ovation Pad
Eddy
Earthstone Acreage
Novo Acreage

- Acquisition underwriting assumes Ovation targeting, well spacing and well density on a go-forward basis
- Additional significant upside in Break Sand (Harkey), Avalon, and Brushy Canyon
- Thick column and strong carbonate barriers allow for sequenced "bottoms up" development and reduce parent/child concerns

13

Strategic Divestitures in the Past Twelve Months

- Earthstone has netted >$100 MM from selling non-core assets in the Midland Basin/Eagle Ford over the past year
- Proceeds used to repay RBL debt

Earthstone Divestitures

Date	July 2022	December 2022	May 2023
Geographical Area	Eagle Ford	Midland Basin	Midland Basin
Non-Core Divestiture	Non-operated asset in Eagle Ford	~780 vertical wells, mostly gas production	44 producing wells and 32 short lateral locations
Proceeds to Earthstone	~$29 MM	~$21 MM	~$56 MM
Production Impact	~450 Boe/d	~850 Boe/d	~530 Boe/d

>$100 MM Proceeds

Cumulative Proceeds from Non-Core Divestitures



$29 MM
$50 MM
$106 MM
July 2022
December 2022
May 2023

14

Shareholder Value Accretion Reflected in Significant Proved Reserves Growth

Robust Value Growth in Proved Reserves With Majority Coming from Proved Developed Reserves Additions



PD
PUD
$0.5 B
79 MMBoe
$2.0 B
148 MMBoe
$7.8 B
368 MMBoe
$4.6 B
352 MMBoe[1]
$5.4 B
460 MMBoe[2]
Current valuation significantly below proved developed reserves value
$4.0 B
YE20
SEC Pricing
YE21
SEC Pricing
YE22
SEC Pricing
1/1/23 Reserves
12/30/22 Strip[1]
5/1/23 Reserves
05/24/23 Strip[2]
Enterprise
Value[3]

~$4.6B

Estimated pro forma PV-10 Value of Proved Developed Reserves at Strip

Current PV-10 value of pro forma PD reserves is significantly higher than current enterprise value[2]

~11x

Proved Strip PV-10 Uplift from YE20

With estimated PV-10 value of pro forma PD reserves composing ~86% of the pro forma total proved PV-10 reserves value

Note: See Appendix for footnotes and non-GAAP reconciliation.

15

MIDLAND New Mexico Earthstone Acreage Texas Deep Inventory of High-Return Drilling Locations 16 Recent Well Results # Pad Peak IP-30 (Boepd) Oil (%) Lateral Length (ft) WI (%) 1 Lonesome Dove (4 Wells) 1,762 72% ~7,710’ 90% 2 Cattlemen (2 Wells) 1,934 67% ~7,722’ 67% 3 Barnhart (4 Wells) 1,032¹ 86% ~13,350’ 100% 4 Mid-States East (2 Wells) >800² 89% ~9,950’ 67% 5 Jade 34-3 Fed (4 Wells) 1,240 91% ~9,855’ 52% 6 Dark Canyon 15-22 (2 Wells) 1,422 69% ~7,050’ 100% 7 WTG 5-234 (2 Wells) 945 77% ~9,850’ 100% 8 Stetson 13-24 Fed (2 Wells) 1,042 92% ~10,325’ 63% 9 Squeeze 2 ST Com (3 Wells) 1,606 82% ~4,600’ 49% 10 Whittenburg (3 Wells) 968 90% ~9,850’ 100% 11 Whiskey River (3 Wells) 853 85% ~9,830’ 100% 12 TSRH East 18-20 (4 Wells) 1,054 81% ~14,300’ 65% 13 Salt Draw (2 Wells) 1,570 77% ~4,700’ 55% 14 Cletus (2 Wells) 1,370 69% ~9,750’ 89% 15 Lonesome Dove (2 Wells) 1,692 72% ~7,700’ 90% 16 Cattlemen (4 Wells) 1,466 69% ~7,700’ 93% 17 Barnhart (5 Wells) 1,170 81% ~10,000’ 100% 13 14 1 2 5 DELAWARE 8 9 10 11 12 6 7 3 Q 2 2 4 Q 2 2 1 Q 2 3 Note: Peak IP-30 is defined as the average of the highest 30 days of daily oil and gas production. 2 Q 2 3 15 16 173 1. Peak IP-20 (Boepd) 2. Mid-States East Unit 37-5 wells are still cleaning up with recent average daily production per well of over 800 Boepd and 89% oil. 4

Step-Change Improvements in ESTE Trading Liquidity 17 Source: Factset data as of 8/8/23. • Warburg Pincus recent stock sale of 12.9 MM shares to increase float by ~25% and is expected to increase trading liquidity ESTE Average Daily Trading Volume (MM shares)ESTE Average Daily Dollars Traded ($MM) $17 $14 $45 2Q23 3Q23 - 8/1/23 Post Warburg Sales 8/1/23 1,237 929 2,842 2Q23 3Q23 - 8/1/23 Post Warburg Sales 8/1/23 Earthstone Expects Trading Liquidity to Continue to Improve

2.9x 6.0x 5.4x 4.0x 3.8x 3.4x 3.4x 2.8x 4.8x 4.7x 3.5x 3.4x 2.3x ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 20% 7% 10% 8% 9% 11% 11% 13% 9% 15% 16% 16% 19% ESTE Peer 1 Peer 2 Peer 7 Peer 3 Peer 6 Peer 5 Peer 4 Peer 8 Peer 10 Peer 11 Peer 12 Peer 9 Earthstone Offers an Attractive Value Opportunity 18 Source: Company filings, press releases, Wall Street research, analyst expectations sourced from FactSet and share prices as of 8/9/23. Note: Free Cash Flow Yield is calculated by dividing Free Cash Flow by Market Capitalization. Future Adjusted EBITDAX and Free Cash Flow for Earthstone are forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements”. Permian Large-Cap includes FANG and PXD. Permian SMid-Cap includes CPE, MTDR, PR, SM and VTLE. Non-Permian SMid Cap includes CHRD, CIVI, CRGY, MGY and NOG. Enterprise Value to 2024E EBITDAX 2024E Free Cash Flow Yield • ESTE has one of the lowest EV / EBITDAX multiples and the highest Free Cash Flow yield. Permian SMid-CapPermian Large-Cap Non-Permian SMid-Cap Permian SMid-CapPermian Large-Cap Non-Permian SMid-Cap

Recently Published Inaugural Sustainability Report 19 Minimized Air Emissions Installed Vapor Recovery Towers (“VRTs”) and Vapor Recovery Units (“VRUs”) with tank battery construction minimizes air emissions ✓ Targeted Zero Flaring Connected natural gas pipelines ahead of flowback and first production negates the need for flaring ✓ Upgraded Facilities Upgraded existing facilities with low-pressure and high-pressure flare equipment to reduce emissions ✓ Leak Detection Leak Detection & Repair (“LDAR”) program since 2019 to identify and remediate emissions ✓ Retrofitted Facilities Installation of air-operated pneumatic actuators at new facilities and retrofitting legacy facilities to reduce emissions ✓ Reduced Trucking Percentage of oil production on pipelines increased from 58% in 2021 to 87% in 2022, reducing trucking and thus lowering CO2 emissions ✓ Increased Use of Pipelines Greater than 95% of produced water is disposed of via pipelines, reducing trucking and thus lowering CO2 emissions ✓ Implemented Monitoring Systems Testing of continuous emissions monitoring systems with initial implementation in 2023✓ Earthstone Continues to Implement Key ESG Objectives In Partnership with Developing practical solutions to issues that affect both human health and the environment

Company Guidance 20 Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements”. Guidance assumes Novo transaction closes on August 15th 2023. 1. Cash G&A is a non-GAAP financial measure defined as general and administrative expenses excluding stock-based compensation. 2. Does not include seven Novo wells expected to be Put on Production prior to closing. 2H23 Midland Basin Activity 2H23 Delaware Basin Activity • Spud ~13 Gross (~12.0 Net) ~Operated Wells • Put On Production ~21 Gross (~17.1 Net) Operated Wells • Spud ~35 Gross (~22.9 Net) Operated Wells • Put On Production ~26 Gross (~19.8 Net) Operated Wells2 Production Guidance 1H23 Actuals ESTE + Novo 3Q23 ESTE + Novo 4Q23 Implied FY23 Production (Boe/d) 104,974 115,000 - 120,000 130,000 - 135,000 113,809 - 116,330 % Oil 43% 41% 41% 42% % Liquids 69% 68% 69% 69% Expense & Capex Guidance 1H23 Actuals ESTE + Novo 2H23 Implied FY23 Total Capital Expenditures ($MM) $377 $348 - $398 $725 - $775 Lease Operating Expense ($/Boe) $9.24 $8.75 - $9.25 $9.00 - $9.25 Prod & Ad Val Taxes (% of Revenue) 8.3% 8.5% - 9.0% 8.4% - 8.7% Cash G&A ($MM)¹ $25 $27.5 - $32.5 $52.5 - $57.5

Earthstone Presents A Compelling Investment Opportunity 21 Earthstone Management has consistently shown fundamental conservatism in assessing and executing a broader corporate strategy of value driven investment in high quality assets, operating cost leadership, and management of its balance sheet offering investors a reliable and predictable opportunity to invest in a growing operator. Greater Efficiency Achieved from Increased Critical Mass Robust Inventory in the Premier Shale Basins of the US Significant Free Cash Flow Generation with Low Reinvestment Needs Moderate increase to ~1.1x leverage counterbalanced by targeted sub-1.0x leverage within 12 months Improving the Opportunity to Implement Meaningful Shareholder Returns Committed to Delivering for Stakeholders, Employees, and the Environment

Appendix 22

Oil and Gas Hedge Summary 23 Oil Hedge Positions (WTI based, Bbls/d, and $/Bbl)¹ Natural Gas Hedge Positions (HH based, MMBtu/d, and $/MMBtu)² Focused on protecting cash flow while leaving upside for a stronger commodity outlook • Utilize a mix of collars, swaps and puts on oil and gas production • Waha basis materially protected via financial swaps and non-Waha marketing contracts • Significant 2024 and 2025 Waha basis hedges in place Note: Includes all WTI and Henry Hub hedges as of 8/2/23. Does not include basis swaps. 1. Reflects weighted average swap price, put price (net of deferred premiums) and weighted average collar floor / ceiling prices each period. 2. Reflects weighted average swap price and weighted average collar floor / ceiling prices each period. $76.94 $75.77 $74.25 $75.44 $69.28 $63.83 $64.54 $64.54 $64.24 $60.04 $62.47 / $87.56 $62.90 / $85.73 $62.58 / $84.84 $62.67 / $85.83 $60.00 / $76.01 18,500 20,500 23,600 20,875 6,198 2Q 2023 3Q 2023 4Q 2023 2Q-4Q 2023 FY 2024 Swaps Puts Collars $3.349 $3.349 $3.349 $3.349 $3.381 / $5.748 $3.254 / $5.557 $3.002 / $4.906 $3.193 / $5.363 $2.563 / $4.506 70,200 79,983 89,570 79,953 40,000 2Q 2023 3Q 2023 4Q 2023 2Q-4Q 2023 FY 2024 Swaps Collars

Oil and Gas Hedge Positions

WTI Oil Hedges - Swaps

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl
2Q 2023	409,500	4,500	$76.94
3Q 2023	492,000	5,348	$75.77
4Q 2023	653,200	7,100	$74.25
2Q-4Q 2023	1,554,700	5,653	$75.44
1Q 2024	191,100	2,100	$69.36
2Q 2024	154,500	1,698	$69.28
3Q 2024	138,000	1,500	$69.22
4Q 2024	138,000	1,500	$69.22
FY 2024	621,600	1,698	$69.28

HH Gas Hedges - Swaps

Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
2Q 2023	1,137,500	12,500	$3.349
3Q 2023	1,150,000	12,500	$3.349
4Q 2023	1,150,000	12,500	$3.349
2Q-4Q 2023	3,437,500	12,500	$3.349

WTI Oil Hedges - Collars

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Floor)	$/Bbl (Ceiling)
2Q 2023	700,700	7,700	$62.47	$87.56
3Q 2023	998,400	10,852	$62.90	$85.73
4Q 2023	1,122,400	12,200	$62.58	$84.84
2Q-4Q 2023	2,821,500	10,260	$62.67	$85.83
1Q 2024	182,000	2,000	$60.00	$76.01
2Q 2024	182,000	2,000	$60.00	$76.01
3Q 2024	184,000	2,000	$60.00	$76.01
4Q 2024	184,000	2,000	$60.00	$76.01
FY 2024	732,000	2,000	$60.00	$76.01

HH Gas Hedges - Collars

Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu (Floor)	$/MMBtu (Ceiling)
2Q 2023	5,250,700	57,700	$3.381	$5.748
3Q 2023	6,208,400	67,483	$3.254	$5.557
4Q 2023	7,090,400	77,070	$3.002	$4.906
2Q-4Q 2023	18,549,500	67,453	$3.193	$5.363
1Q 2024	3,640,000	40,000	$2.563	$4.506
2Q 2024	3,640,000	40,000	$2.563	$4.506
3Q 2024	3,680,000	40,000	$2.563	$4.506
4Q 2024	3,680,000	40,000	$2.563	$4.506
FY 2024	14,640,000	40,000	$2.563	$4.506

WTI Deferred Premium Puts

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Strike Price)	$/Bbl (Net of Premium)
2Q 2023	573,300	6,300	$69.21	$63.83
3Q 2023	395,600	4,300	$70.00	$64.54
4Q 2023	395,600	4,300	$70.00	$64.54
2Q-4Q 2023	1,364,500	4,962	$69.67	$64.24
1Q 2024	227,500	2,500	$65.00	$60.04
2Q 2024	227,500	2,500	$65.00	$60.04
3Q 2024	230,000	2,500	$65.00	$60.04
4Q 2024	230,000	2,500	$65.00	$60.04
FY 2024	915,000	2,500	$65.00	$60.04

WAHA Differential Basis Swaps

Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
2Q 2023	12,740,000	140,000	($1.674)
3Q 2023	12,880,000	140,000	($1.674)
4Q 2023	12,880,000	140,000	($1.674)
2Q-4Q 2023	38,500,000	140,000	($1.674)
1Q 2024	9,100,000	100,000	($1.050)
2Q 2024	9,100,000	100,000	($1.050)
3Q 2024	9,200,000	100,000	($1.050)
4Q 2024	9,200,000	100,000	($1.050)
FY 2024	36,600,000	100,000	($1.050)
FY 2025	14,600,000	40,000	($0.740)

WTI Midland Argus Crude Basis Swaps

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Differential)
2Q 2023	2,411,500	26,500	$0.91
3Q 2023	2,346,000	25,500	$0.92
4Q 2023	2,346,000	25,500	$0.92
2Q-4Q 2023	7,103,500	25,831	$0.92

Note: Hedgebook as of 8/2/23.

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Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX 25 2Q 2023 Adjusted EBITDAX ($ in 000s) 1. Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. On February 8, 2023, cash-based liability awards were settled in the amount of $14.5 million. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations. Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depreciation, depletion and amortization; impairment expense; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense. Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for: FY 2022 Adjusted EBITDAX ($ in 000s) FY22 Net income (loss) $650,617 Accretion of asset retirement obligations $2,652 Depreciation, depletion and amortization $301,813 Interest expense, net $66,821 Transaction costs $8,248 (Gain) loss on sale of oil and gas properties, net ($13,900) Exploration expense $2,492 Unrealized (gain) loss on derivative contracts ($70,769) Stock based compensation(1) $35,369 Income tax expense (benefit) $124,416 Adjusted EBITDAX $1,107,759 2Q23 Net income (loss) $82,448 Accretion of asset retirement obligations $646 Depreciation, depletion and amortization $109,990 Impairment expense $854 Interest expense, net $22,092 Transaction costs $208 Gain on sale of oil and gas properties, net ($49,254) Exploration expense $6,082 Unrealized loss on derivative contracts $39,891 Stock based compensation (1) $7,835 Income tax expense $18,053 Adjusted EBITDAX $238,845

Reconciliation of Non-GAAP Financial Measure – Free Cash Flow 26 2Q 2023 Free Cash Flow ($ in 000s) Free Cash Flow is a non-GAAP financial measure that Earthstone uses as an indicator of our ability to fund our development activities and reduce our leverage. Earthstone defines Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Write-off of deferred financing costs, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs, Exploration expense and the current portion of Income tax (expense) benefit from the Condensed Consolidated Statements of Operations; less (3) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, net, less current portion of income tax expense, less capital expenditures (accrual basis). Management believes that Free Cash Flow, which measures Earthstone’s ability to generate additional cash from its business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. The following table provides an alternate calculation of Free Cash Flow for the periods indicated: FY 2022 Free Cash Flow ($ in 000s) FY22 Adjusted EBITDAX $1,107,759 Interest expense, net ($66,821) Current portion of income tax benefit (expense) ($1,811) Capital expenditures (accrual basis) ($530,596) Free Cash Flow $508,531 2Q23 Adjusted EBITDAX $238,845 Interest expense, net ($22,092) Current portion of income tax expense ($425) Capital expenditures (accrual basis) ($174,440) Free Cash Flow $41,888

Estimated Proved Reserves Summary as of 5/1/23 at NYMEX Strip Pricing as of 5/24/23 27 This summary of proved developed reserve volumes and values as shown in the table below is based on management estimates and has been prepared as of May 1, 2023, utilizing NYMEX strip benchmark prices and basis differentials as of May 24, 2022, and in regard to PV- 10, discounting cash flows at a rate of 10% Recent Strip Pricing (5/24/2023) Year WTI HH 2023 $74.47 $2.84 2024 $69.93 $3.55 2025 $66.63 $4.08 2026 $64.04 $4.09 2027 $61.83 $4.07 Earthstone Standalone Novo (Net to ESTE) Combined PV-10 Value ($mm) Proved Developed $3,716 $912 $4,628 Proved Undeveloped $494 $260 $754 Total Proved $4,211 $1,172 $5,383 Earthstone Standalone Novo (Net to ESTE) Combined 1P Reserves (MMBoe) Proved Developed 277.5 73.9 351.4 Proved Undeveloped 71.5 37.2 108.7 Total Proved 349.0 111.1 460.1

SEC Proved Reserves Summary & PV-10 – Year-End 2022

As shown in the table below, Earthstone's estimated proved reserves at year end 2022 were estimated by Cawley, Gillespie & Associates, Inc. ("CGA"), independent petroleum engineers, and which was prepared in accordance with Securities and Exchange Commission ("SEC") guidelines, were approximately 367.9 million barrels of oil equivalent ("MMBoe"). SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve-month period. The resulting oil and natural gas prices used for Earthstone's 2022 year end reserve report, prior to adjusting for quality and basis differentials, were $93.67 per barrel and $6.358 per million British Thermal Units ("MMBtu"), respectively. SEC prices net of differentials were $95.82 per barrel, $39.24 per equivalent barrel of NGL and $5.51 per MMBtu.

Year-End 2022 SEC Proved Reserves

Reserves Category	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Total (Mboe)	PV-10 ($ in thousands)
Proved Developed	88,759	574,762	80,168	264,721	$5,840,674
Proved Undeveloped	49,641	167,404	25,673	103,215	$1,948,945
Total	**138,400**	**742,166**	**105,841**	**367,936**	**$7,789,619**

PV-10 is a measure not prepared in accordance with GAAP that differs from a measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of our oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. We believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in thousands):

Reconciliation of PV-10

Present value of estimated future net revenues (PV-10)	$7,789,619
Future income taxes, discounted at 10%	$1,065,118
Standardized measure of discounted future net cash flows	**$6,724,501**

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SEC Stand-Alone Reserves Summary & PV-10 – Year-End 2021 29 Stand-Alone Year-End 2021 SEC Proved Reserves Reconciliation of PV-10 As shown in the table below, Earthstone’s stand-alone estimated proved reserves at year end 2021 were independently estimated by CGA and which was prepared in accordance with SEC guidelines, were approximately 147.6 million barrels of oil equivalent (“MMBoe”). SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve-month period. The resulting oil and natural gas prices used for Earthstone’s stand-alone 2021 year end reserve report, prior to adjusting for quality and basis differentials, were $66.56 per barrel and $3.598 per million British Thermal Units (“MMBtu”), respectively. SEC prices net of differentials were $65.64 per barrel, $30.16 per equivalent barrel of NGL and $3.01 per Mcf. Present value of estimated future net revenues $2,016,686 Future income taxes, discounted at 10% $198,314 Standardized measure of discounted future net cash flows $1,818,372 Oil Gas NGL Total PV-10 Reserves Category (Mbbls) (MMcf) (Mbbls) (Mboe) ($ in thousands) Proved Developed 35,824 190,999 25,917 93,575 1,371,697 Proved Undeveloped 25,251 93,882 13,114 54,012 644,989 Total 61,075 284,881 39,031 147,587 $2,016,686

SEC Stand-Alone Reserves Summary & PV-10 – Year-End 2020 30 Year-End 2020 SEC Proved Reserves Reconciliation of PV-10 Earthstone’s proved reserves as of December 31, 2020 were independently estimated by CGA, utilizing SEC prescribed oil and gas prices of $39.57/bbl and $1.985/mmbtu, respectively, calculated for December 31, 2020. SEC prices net of differentials were $38.90/bbl and $0.97/Mcf for oil and gas, respectively. Oil Gas NGL Total PV-10 Reserves Category (Mbbls) (MMcf) (Mbbls) (Mboe) ($ in thousands) Proved Developed 18,878 55,764 10,125 38,298 $329,395 Proved Undeveloped 21,212 55,450 10,123 40,578 $144,047 Total 40,090 111,214 20,248 78,875 $473,442 Present value of estimated future net revenues (PV-10) $473,442 Future income taxes, discounted at 10% ($12,589) Standardized measure of discounted future net cash flows $460,853

Market Capitalization Table 31 Provided as of 8/2/2023¹ 1. Based on current shares outstanding (as of 7/25/23). 2. Based on current shares outstanding (as of 7/25/23) and ESTE estimated net debt at 7/31/23, as adjusted for the expected 8/15/23 closing of Novo, including the midpoint of ESTE management estimated Novo Acquisition purchase price adjustment of a reduction of $100-120 million net to ESTE’s retained interest. Pro Forma Novo ($ in millions, except share price) As of 6/30/23¹ As of 7/31/23² Class A Common Stock (MM) 106.3 106.3 Class B Common Stock (MM) 34.3 34.3 Total Common Stock Outstanding (MM) 140.6 140.6 Stock Price (as of 8/10/23) $15.85 $15.85 Market Capitalization $2,228.3 $2,228.3 Total Debt $1,021.6 $1,836.6 Cash ($49.5) ($59.5) Net Debt $972.1 $1,777.1 Enterprise Value $3,200.4 $4,005.4

Notes and Supplemental Information

- Management has provided forwarding looking charts and figures on various slides that utilize a "maintenance capital" scenario. These figures are for example purposes only and do not constitute specific guidance beyond 2023. In addition, the assumptions utilized for this scenario are as follows;
  - Future production levels beyond 2023 are roughly flat with the projected guidance provided by management
  - Capital costs for development and operating field costs on a unit basis are held roughly flat to guidance
  - The corporate PDP decline rate is estimated at ~25% for 2023 and continues to decline at slightly lower rates in the following years

Recent Strip Pricing (12/30/2022)

Year	WTI	HH
2023	$79.07	$4.30
2024	$73.89	$4.28
2025	$69.77	$4.40
2026	$66.55	$4.47
2027	$63.87	$4.43

Supplementary Footnotes (Page 3)

1. Free cash flow is a non-GAAP financial measure defined as Adjusted EBITDAX less interest expense, net, less the current portion of income tax expense, less accrual-based capital expenditures. See Appendix for reconciliation of non-GAAP financial measures.
2. Leverage is a non-GAAP financial measure and is defined as Long-term debt (net of unamortized debt issuance costs) divided by LTM Adjusted EBITDAX.

Supplementary Footnotes (Page 4)

1. Earthstone management estimate of Earthstone's total proved reserve volumes and values as of 5/1/23 utilizing NYMEX strip prices as of 5/24/23, plus CG&A estimates of Novo total proved reserve volumes and values as of 5/1/23 utilizing NYMEX strip pricing as of 5/24/23, discounting cash flows at a rate of 10%.
2. Earthstone management estimate of locations across all reserve categories, defined as locations that are estimated to generate at least a 10% rate of return at NYMEX $70/bbl and $3.00/mmBtu.
3. Based on current shares outstanding and ESTE estimated net debt at 7/31/23, as adjusted for the expected 8/15/23 closing of Novo, including the midpoint of ESTE management estimated Novo Acquisition purchase price adjustment of a reduction of $100-120 million net to ESTE's retained interest.
4. Net Debt is a non-GAAP financial measure and is defined as Long-term Debt (net of unamortized debt issuance costs) less Cash.
5. Enterprise Value is defined as the sum of Net Debt and Market Cap.
6. Includes all outstanding shares of Class A Common Stock and Class B Common Stock.
7. Liquidity is defined as available borrowings under the revolving credit facility plus cash and cash equivalents.

Supplementary Footnotes (Page 10)

1. Estimated PD reserves value of $3.6 billion as of 1/01/23 at NYMEX strip pricing as of 12/30/22. See Appendix for additional details.
2. Earthstone management estimate of Earthstone's total proved reserve volumes and values as of 5/1/23 utilizing NYMEX strip prices as of 5/24/23, plus CG&A estimates of Novo total proved reserve volumes and values as of 5/1/23 utilizing NYMEX strip pricing as of 5/24/23, discounting cash flows at a rate of 10%.
3. Pro forma for Novo Transaction.

32